                                   EXHIBIT 21

                                  SUBSIDIARIES

                                                        STATE OR OTHER                 PERCENTAGE
PARENT                                           JURISDICTION OF INCORPORATION          OWNERSHIP
------                                           -----------------------------          ---------
HCB Bancshares, Inc.                                        Oklahoma

Subsidiaries (1)
----------------

HEARTLAND Community Bank                                  United States                    100%

Subsidiary of HEARTLAND Community Bank
--------------------------------------

HCB Properties, Inc.                                         Arkansas                      100%

----------

(1) The assets, liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in Item 8 hereof.